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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is executed and made as of January 15, 1997, by and between AGILE, L.L.C., an Illinois limited liability company (hereinafter referred to as "Company"), and PERRY H. RUDA, an Illinois resident (hereinafter referred to as "Employee").

                                   WITNESSETH:

         WHEREAS, Company is engaged in the business of acquiring, owning, leasing, licensing or otherwise controlling wireless communication devices' sites and antennae and leasing, subleasing, licensing or otherwise granting usage right to such sites and antennae to wireless communications licensees and users; and

         WHEREAS, Company desires to employ Employee, and Employee desires to accept such employment on the terms hereinafter set forth.

         NOW, THEREFORE, in consideration of these premises and the mutual promises set forth in this Employment Agreement, the parties do hereby agree as follows:

                              1. TERMS AND DUTIES

     1.1. TERM OF EMPLOYMENT. Subject to the provisions for earlier termination as hereinafter provided, the initial term of this Agreement shall be for five
(5) years, beginning on January 1, 1997 and ending on December 31, 2001 (the "Initial Term"); provided, however, that this Agreement shall automatically renew for consecutive one (1) year terms (each such one-year term to be hereinafter referred to as a "Renewal Term"). Each Renewal Term shall begin on the first day of January of each year after the Initial Term, unless, at least sixty (60) days prior to the end of the Initial Term or any such Renewal Term, either Company or Employee gives written notice to the other that such party wishes this Agreement to terminate at the end of such term and not to be renewed.

     1.2. DUTIES. Employee shall devote substantially all of his business time, attention and energies to the business of Company during normal working hours and his duties as a Manager (so long as the Company is a limited liability company) or as an executive officer as the Board of Directors of the Company shall designate (if the Company is in the form of a corporation) of the Company as shall be necessary to promote the business of Company and to perform Employee's obligations hereunder to the best of his abilities.) The Company acknowledges that Employee may engage in private business activities and such activities shall be permitted hereunder so long as they do not interfere with the performance of Employee's obligations hereunder, are engaged in on Employee's own time and do not involve any activity competition with the business of the Company. The Company further acknowledges that (a) Employee is a director of Cellular Realty Advisors, Inc. and his position as such director is not in competition with the Company based on CRA's agreement not to compete with the Company, and (b) Employee is a shareholder of CRA Wireless Realty L.L.C., a corporation which owns a subsidiary that owns and erects towers on which communication devices may be installed for lease to or use by telecommunications businesses.

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                          2. COMPENSATION AND BENEFITS

     2.1. EMPLOYEE COMPENSATION. As full consideration for the services to be rendered pursuant to this Agreement, and provided Employee maintains and performs all obligations hereunder, Company shall pay to Employee an annual salary of $160,000.00 ("Base Salary") for each calendar year during the Initial Term and each Renewal Term, provided that the sum of $53,333.00 representing Employee's Base Salary for the period from January 1, 1997 through April 30, 1998, shall be deferred and shall be paid as soon as the Company has cash flow available for this purpose, meaning after the Company has paid its operating expenses including, without limitation, Employee's non-deferred salary and benefits. It is projected that the Company will commence paying such deferred salary in the fourth quarter of 1997.

     2.2. FRINGE BENEFITS. Employee shall be eligible to participate in or receive benefits offered to Company executives in accordance with established Company policies as they may be revised from time to time including, without limitation, any Company bonus plans as may be established from time to time by the Managers or the Board of Directors, as applicable, and the Company shall furnish Employee with an automobile for Employee's use and insurance, maintenance, fuel, oil and other expenses in connection therewith on such terms as approved by Board of Directors.

     2.3. VACATION AND SICK LEAVE. In addition to the fringe benefits set forth in Section 2.2 above, Employee shall be entitled to such annual paid vacation days and sick days as may be offered to Company executives in accordance with Company policies established by the Managers or the Board of Directors, as applicable, as they may be revised from time to time. Employee shall not be required to work on New Year's Day, Memorial Day, the Fourth of July, Labor Day, Rosh Hashanah, Yom Kipper, Thanksgiving, Christmas Eve or Christmas Day.

     2.4. EXPENSES. Employee is authorized to incur reasonable expenses for promoting the business of Company including, without limitation, expenses for entertainment, travel, and similar items, which expenses Company will reimburse upon presentation by Employee, from time to time, of an itemized account of and appropriate receipts for such expenditures and consistent with the Company's policies as in effect from time to time.

                                 3. TERMINATION

     3.1. TERMINATION. Unless earlier terminated in accordance with the following provisions of this Section 3.1, the Company shall continue to employ Employee during the Initial Term and Renewal Term, subject to the provisions of
Section 1.1 hereof.

          (a) DEATH OR DISABILITY. This Agreement shall terminate immediately as of the Date of Termination in the event of Employee's death or in the event Employee becomes disabled; but in the event Employee becomes disabled, he shall thereafter remain an employee of the Company and receive such benefits as he shall be entitled to under the terms of applicable plans, programs and arrangements. Employee will be deemed to be disabled upon the end of a one hundred eighty (180) consecutive day period during which, by reason of physical or mental injury or disease, Employee has been unable to perform substantially all of Employee's usual and customary duties under this


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     Agreement. If any question arises as to whether Employee is disabled, upon reasonable request therefor by the Managers or the Board of Directors, Employee shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. If the Managers or the Board of Directors, as applicable, or Employee or his legal representative are unable to agree upon the selection of a physician, each shall elect a physician and the physicians so selected shall select a third physician who shall make the determination of disability. In accordance with Section 7.1, the Company shall promptly give Employee written notice of any determination of Employee's disability and of the decision of the Managers or the Board, as applicable, to terminate this Agreement by reason thereof.

          (b) DISCHARGE FOR CAUSE. The Company may discharge Employee for "Cause," in which case this Agreement shall terminate immediately as of the Date of Termination. Any discharge of Employee for Cause shall be communicated by a Notice of Termination to Employee given in accordance with Section 7.1 of this Agreement. For purposes of this Section, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated and (iii) if the Date of Termination is to be other than the date of receipt of such notice, specifies the termination date.

          (c) TERMINATION FOR OTHER REASONS. The Company may discharge Employee without Cause by giving written notice to Employee in accordance with
     Section 7.1 at least thirty (30) days prior to the Date of Termination. Employee may resign from his employment by giving written notice to the Company in accordance with Section 7.1 at least thirty (30) days prior to the Date of Termination. Except to the extent otherwise provided in Section
     3.2 hereof with respect to certain post-Date of Termination obligations of the Company, this Agreement shall terminate immediately as of Date of Termination in the event Employee is discharged without Cause or resigns.

          (d) DEFINITIONS. For purposes of this Article III, the following capitalized terms shall have the meanings set forth below:

               (i) "CAUSE" shall mean any of the following: (A) an act of willful misconduct or gross negligence by Employee in the performance of his duties or obligations to the Company which is materially detrimental to the goodwill of the Company or materially damaging to the relationships of the Company with its customers, suppliers or employees; (B) conviction (including please of guilty and NOLO CONTENDERE) of Employee of any felony, whether or not related to the performance of duties under this Agreement; (C) conviction (including pleas of guilty and NOLO CONTENDERE) of any crime related to the performance of Employee's duties under this Agreement; and (D) a material act of dishonesty or breach of fiduciary duty to the Company on the part of Employee resulting or intended to result directly or indirectly in personal gain or enrichment at the expense of the Company.


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               (ii) "DATE OF TERMINATION" shall mean (A) in the event of a discharge of Employee for Cause, the date Employee receives a Notice of Termination, or any later date specified in such Notice of Termination, as the case may be; (B) in the event of a discharge without Cause or a resignation by Employee, the date specified in the written notice to Employee (in the case of discharge) or the Company (in the case of resignation), which date shall be no less than thirty
          (30) days from the date of such written notice; (C) in the event of Employee's death, the date of death; and (D) in the event of termination of this Agreement by reason of disability, the date Employee receives written notice of such termination (or, if later, one hundred eighty (180) days from the date Employee's disability began).

     3.2. OBLIGATIONS OF THE COMPANY UPON TERMINATION. The following provisions describe the obligations of the Company to Employee upon termination of his employment.

          (a) DEATH, DISABILITY, DISCHARGE FOR CAUSE OR RESIGNATION. In the event this Agreement terminates pursuant to and in accordance with Section 3.1(a), by the Company in accordance with Section 3.1(b) or resignation by Employee pursuant to Section 3.1(c), Employee shall be entitled to receive and the Company shall be obligated to pay Employee's Base Salary earned, accrued but unpaid through the Date of Termination.

          (b) DISCHARGE WITHOUT CHARGE. In the event this Agreement is terminated by the Company other than for Cause in accordance with Section 3.1(c), the Company shall pay Employee the present value of his total compensation, including without limitation, Base Salary, any bonus (based on the last bonus paid, earned or accrued) and the value of any benefits then received or entitled to be received by Employee for the longer of (i) the balance of the Initial Term (if termination occurs prior to expiration of the Initial Term) and (ii) twenty-four (24) months commencing on the Date of Termination discounted at the per annum rate equal to the prime or base rate published in THE WALL STREET JOURNAL on the date of Notice of Termination plus two percent (2%). Payment shall be made on the Date of Termination and with such deductions as are in accordance with the Company's regular payroll practices in effect from time to time while such payments are required to be made.

                               4. NON-DISCLOSURE

     4.1. DEFINITIONS. For purposes of Article IV and Article V, these terms shall have the following meanings:

               (a) "Confidential Information" means information: (i) disclosed to or known by Employee as a consequence of or through his employment with Company, (ii) not generally known outside Company, and (iii) which relates to Company's business. "Confidential Information" is intended to include information which has been identified as "proprietary" or "confidential" such as the following: a) lists of clients; b) clientele; c) proprietary information; d) Company's business plan; and e) trade secrets. "Trade secrets" shall be deemed to include, but not be limited to, Company's business plan, any formula, pattern, device or compilation of information which is used in Company's


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          business, and which gives Company an opportunity to obtain an advantage over competitors who do not know or use it. The trade secret may be a formula for a chemical compound, a process of manufacturing, treating or preserving materials, a list of customers or a communications technology or device. A trade secret may also be any information, including a formula, pattern, compilation, program, device, method, technique or process that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

               (b) "Company Business" shall mean any products or services relating to the services then offered or dealt in by Company.

     4.2. COMPANY'S OWNERSHIP OF CONFIDENTIAL INFORMATION. All Confidential Information shall be the property of Company.

     4.3. RETURNING DOCUMENTS. All writings, records and other documents and things containing any Confidential Information in Employee's custody or possession shall be the exclusive property of Company and shall be delivered to Company, without retaining any copies, upon the termination of Employee's employment or at any time requested by Company. Except for Confidential Information in Employee's possession as a Member or shareholder, as applicable, of Company, upon termination of Employee's employment, whether voluntarily or involuntarily, Employee shall promptly deliver to Company all property, customer lists, sales information, financial statements, memoranda, documents containing Confidential Information, and all other property belonging to Company.

     4.4. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Employee agrees not to disclose any Confidential Information or proprietary information of Company, including information received in confidence by Company from others, either during or after Employee's employment with Company, except upon written consent of Company. Such Confidential Information and proprietary information of Company include matters that Employee conceives or develops, as well as matters Employee learns from other employees of Company. Employee will not, except as Company may otherwise consent or direct in writing, reveal or disclose, sell, use, lecture upon, or publish any Confidential Information or proprietary information of Company, or authorize anyone else to do those things at any time, either during or after Employee's employment with Company. This clause shall continue in full force and effect after termination of Employee's employment. Employee's obligations under this clause of this Agreement with respect to any specific Confidential Information and proprietary information become publicly known or shall become known to Employee through a third party not under a confidentiality obligation to Company. Should any time period associated with this clause be deemed too long to be enforceable, the clause shall be considered amended to run for the longest time period found to be enforceable.

                               5. NON-COMPETITION

     5.1. COVENANT NOT TO COMPETE. During Employee's employment hereunder and for two (2) years thereafter, Employee will not, except on behalf of the
Company:


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          (a) Call upon or communicate with any person or entity which is or was a customer of Company at any time within the one (1) year immediately preceding such call or communication for the purpose of soliciting or obtaining for Employee's own account or for any employer, partner, co-venturer or principal of Employee other than Company any business, customer, order or contract for the sale to such person or entity of any products or services relating to the servicing then offered or dealt in by Company (the "Company Business") or for the purpose of diverting from Company any such business, customer, order or contract; or

          (b) Solicit or attempt to induce any persons employed by Company or acting as independent contractors of Company at any time during Employee's period of employment to leave their employment or terminate their contracts with Company; or

          (c) Engage in any business activity either alone or with or on behalf of any other individual, corporation, partnership or other entity which is in the same business as Company whether or not such business activity is pursued for gain, profit or other pecuniary advantage, and whether engaged in such activity individually or as an officer, director, employee, partner, independent contractor, joint venture, shareholder, agent, consultant or otherwise.

     5.2. UNRESTRICTED ACTIVITIES. Employee represents and warrants to Company that Employee has the skill, expertise, and ability to earn a living in the unrestricted activities that remain open to Employee.

                                  6. REMEDIES

     6.1. INDEPENDENT COVENANTS. Each of the covenants of Employee set forth in Articles IV and V are separate and independent covenants. If any one of said covenants shall be declared unenforceable, such declaration shall not affect the enforceability or validity of any other such covenant and the existence of any claim, demand or cause of action of Employee against Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of the covenants contained therein.

     6.2. CONSENT TO INJUNCTION. In addition, Employee acknowledges that any breach of Articles IV or V of this Agreement by Employee may result in irreparable injury to Company, and therefore, in addition to all other remedies provided by law, Company shall be entitled to an injunction to prevent a breach or contemplated breach of any of the covenants contained herein. If Company is required to post a bond to obtain any injunction or other relief, Employee agrees that the bond shall not exceed $1,000.00.

                           7. NOTICE AND ASSIGNMENTS

     7.1. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed duly given or served when delivered personally to the party intended, or sent by registered or certified mail, postage prepaid, effective as of the date sent, addressed to Company at its principal office and to Employee at his address then appearing on the books of Company.


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     7.2. ASSIGNMENTS. No rights of Employee under this Agreement are assignable. This Agreement may be assigned by Company without consent of Employee to any affiliate, subsidiary or successor of Company.

                             8. GENERAL PROVISIONS

     8.1. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon Company unless made in writing, approved by the Managers or the Board, as applicable, of Company, and signed by a Manager or executive officer, as applicable, of Company, or upon Employee made in writing and signed by him.

     8.2. APPLICABLE LAW. This Agreement shall be construed and the legal relations between the parties determined in accordance with the laws of the State of Illinois.

     8.3. SECTION HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.4. SEVERABILITY. Should any part, term or provision of this Agreement be declared to be illegal, unenforceable, or in conflict with any law, rule or regulation, the validity of the remaining portions, terms or provisions shall not be affected thereby.

                         [SIGNATURES ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, Employee and Company's authorized representative have executed this Agreement on the date above written.


EMPLOYEE:                                  COMPANY:

                                           AGILE, L.L.C.



/s/ Perry H. Ruda                          By:      /s/ Jordan E. Glazov
----------------------------------            --------------------------------
Perry H. Ruda                                       One of its Managers


Address:                                   Address:

474 North Lake Shore Drive, #1808          118 N. Clinton Street, Suite 100
Chicago, Illinois 60610                    Chicago, Illinois  60661


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